                                                                     EXHIBIT 2.1

     AGREEMENT, dated as of the 15/th/ day of March, 1998, by and among CMC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Purchaser") and AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation ("Star Management"), AGHL GP, INC., a Delaware corporation ("Corporate G.P.") and each of the persons listed on Schedule A hereto (the "Shareholders"); (Star Management, Corporate G.P. and the Shareholders are sometimes hereinafter referred to collectively, as the "Sellers" or, individually, as a "Seller").


                                    RECITALS

WHEREAS:

     A. Star Management along with AGH Leasing, L.P., a Delaware limited partnership ("Star Leasing") and Twin Towers Leasing, L.P., a Delaware limited partnership and a subsidiary partnership of Star Leasing ("Star Sub L.P."), are jointly engaged in the business (the "Business") of managing and operating hotels, principally those leased from American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "REIT Partnership"); (Star Management, Star Leasing and Star Sub L.P. are hereinafter sometimes referred to collectively as the "Star Companies" or, individually, as a "Star Company");

     B. Corporate G.P. owns all of the general partnership interest in Star Leasing and the Shareholders own all of the limited partnership interests in Star Leasing; and

     C. The Purchaser desires to acquire the Business by acquisition of substantially all of the assets, business and properties of Star Management and all of the partnership interests in Star Leasing; and the Sellers desire to contribute and sell such assets and partnership interests to the Purchaser, all on the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

     SECTION 1.01.  CERTAIN DEFINITIONS.  For purposes of this Agreement, the
                    -------------------
following terms shall have the meanings indicated:

     "Affiliate" of any Person shall mean any Person controlling, controlled by
      ---------
or under common control with such Person.

     "Annual Budgets" shall mean the operating and capital budgets for each
      --------------
Hotel for 1998 as prepared by a Star Company pursuant to the applicable Hotel Lease and approved by the Lessor under such Hotel Lease as amended or revised to the date of this Agreement.

     "Assignment of Leases" shall mean an Assignment of Leases in form and
      --------------------
substance reasonably
satisfactory to the Purchaser and the Sellers.

     "Assumed Contract" shall mean (a) those Management Contracts listed on
      ----------------
Schedule 3.07(a) to this Agreement (other than those indicated on Schedule
         -------
3.07(a)(viii) as not being assumed) and those excluded from such Schedule

3.07(a) but deemed to be an Assumed Contract pursuant to Section 3.07(c), (b)
-------
any additional Management Contracts entered into by Star Management after the date of this Agreement not in violation of the provisions of Section 5.02 and
(c) the Included Contracts.

     "Assumed Liabilities" shall mean the following:
      -------------------

          (a) all of the monetary debts, obligations and liabilities of Star Management accruing subsequent to the Closing and all of the non-monetary duties and obligations of the Star Management arising subsequent to the Closing, in each case under the Assumed Contracts; and

          (b) the other liabilities and obligations of or relating to Star Management specifically set forth on Schedule 1.01(a).

     "Assumption Agreement" shall mean an Assumption Agreement in form and
      --------------------
substance reasonably satisfactory to the Purchaser and the Sellers.

     "Bookings" shall mean contracts or reservations for the use or occupancy of
      --------
guest rooms, meeting rooms, banquet rooms or other facilities of a Hotel.

     "Business" shall have the meaning ascribed to such term in the Recitals to
      --------
this Agreement.

     "Capital" shall mean CapStar Hotel Company, a Delaware corporation.
      -------

     "Cash Consideration" shall have the meaning ascribed to such term in
      ------------------
Section 2.03(a)(iii).

     "Closing" and "Closing Date" shall have the meanings ascribed to such terms
      -------       ------------
in Section 2.01.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" shall mean the common stock of Parent Corp.
      ------------

     "Consents" shall have the meaning ascribed to such term in Section 3.02(d).
      --------

     "Contracts" shall mean the Management Contracts and the Leasing Contracts.
      ---------

     "Corporate G.P." shall have the meaning ascribed to such term in the
      --------------
preamble to this Agreement.

     "Escrow Agreement" shall mean that certain Escrow Agreement substantially
      ----------------
in the form of Exhibit A annexed to this Agreement.

     "Escrow Agent" shall mean (i) a bank or financial institution selected by
      ------------
the Shareholders subject to the consent of the Purchaser or (ii) such other Person as the Shareholders and the Purchaser shall mutually select.

     "Excluded Assets" shall mean (a) all cash, cash equivalents and accounts
      ---------------
receivable of Star Management (including intercompany receivables), (b) Management Contracts, other than Assumed Contracts, (c) those assets and rights of Star Management described in Schedule 1.01(b) to this Agreement, (d) security deposits (and other similar amounts paid to the lessors) under the Office Leases, (e) all rights of Star Management under this Agreement and the other Seller Documents, (f) all corporate minute books, stock ledgers and stock certificate books, and corporate (but not operational) accounting and tax records of Star Management, as a corporate entity, (g) all policies of fire, liability and other forms of insurance held by a Star Company or with respect to which a Star Company is an insured or loss payee, (h) all claims and causes of action against others and proceeds and refunds under insurance policies to the extent related to an event occurring prior to the Closing and (i) the trade name and/or service mark of American General Hospitality and American General Hospitality, Inc.

     "Excluded Liabilities" shall mean all liabilities and obligations of all
      --------------------
types whatsoever (direct or indirect, known or unknown, absolute, accrued, contingent or otherwise) of Star Management other than those specifically included in clauses (a) and (b) of the definition of Assumed Liabilities.

     "Franchise Agreements" shall mean all franchise or license agreements
      --------------------
pursuant to which the Hotels are operated under their respective brand names as part of a common franchise or licensing system together with (a) all reservations, marketing, software licensing and similar agreements entered into between the franchisor or licensor and the franchisee or licensee thereunder and
(b) all current property improvement plans in effect with such franchisors or licensors.

     "GAAP" shall mean generally accepted U.S. accounting principles.
      ----

     "General Partner Interest" shall mean all rights and interests as the
      ------------------------
general partner under the partnership agreement of Star Leasing.

     "Hotel" shall mean any of the hotels listed in Schedule 1.01(c) to this
      -----
Agreement (as well as any other hotels leased and/or managed by a Star Company pursuant to agreements entered into after the date hereof and prior to the Closing not in violation of this Agreement) together with all related real property included within the definition of "Leased Property" as such term is used in the applicable Hotel Leases.

     "Hotel Contracts" shall mean all service and maintenance contracts,
      ---------------
employment agreements, union contracts, purchase orders, equipment leases, and other contracts or agreements (written or oral) relating to the maintenance, operation, provisioning or equipping of any Hotel, together with all related warranties and guaranties.

     "Hotel Leases" shall mean all agreements pursuant to which a Star Company
      ------------
leases Hotels.

     "Hotel Management Agreements" shall mean all agreements pursuant to which
      ---------------------------
Hotels are managed by a Star Company.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended, and the rules and regulations promulgated thereunder.

     "Included Contracts" shall have the meaning ascribed to such term in
      ------------------
Section 5.10.

     "Intellectual Properties" shall have the meaning ascribed to such term in
      -----------------------
Section 3.12.

     "Knowledge" or "knowledge" of a fact or matter shall mean, as to any
      ---------      ---------
individual, that such individual has actual knowledge (rather than constructive knowledge) of such fact or other matter without due inquiry . A Star Company will be deemed to have knowledge of a fact or matter if any of Steven D. Jorns, Bruce G. Wiles or Kenneth E. Barr have actual knowledge (rather than constructive knowledge) of such fact or matter without due inquiry.

     "Latest Balance Sheet" with respect to Star Leasing and Star Management,
      --------------------
shall have the meaning ascribed to such term in Section 3.03(a), and with respect to Star Sub L.P. shall mean the Latest Balance Sheet of Star Leasing.

     "Lease Master Agreement" shall mean that certain Lease Master Agreement,
      ----------------------
dated as of July 31, 1996, by and between the REIT Partnership and Star Leasing, as amended.

     "Leasing Contract" all leases, agreements, contracts and other legally
      ----------------
binding commitments, whether written or oral, to which Star Leasing or Star Sub L.P. is a party or by which either of them or any of their respective assets are bound.

     "Lessee Property" shall mean all "Inventory" and "Lessee Personal Property"
      ---------------
(as such terms are defined in the Hotel Leases) owned by the Star Companies and used in the Hotels.

     "Lessors" shall mean the lessors under the Hotel Leases.
      -------

     "Liens" shall mean any and all mortgages, pledges, liens, security
      -----
interests, purchase options, claims, encumbrances and restrictions of every kind and nature.

     "Limited Partner Interest" shall mean all rights and interests as a limited
      ------------------------
partners under the partnership agreement of Star Leasing.

     "Losses" shall mean loss, damage, liability, claim, cost and expense,
      ------
including reasonable attorneys' and accountants' fees.

     "Management Contracts" shall mean all leases, agreements, contracts and
      --------------------
other legally binding commitments, whether written or oral, to which Star Management is a party or by which Star Management or any of its assets or properties are bound.

     "Management Sub" shall mean a corporation which may be formed as an
      --------------
Affiliate of the Purchaser to operate the hotel management business of Star Management acquired hereunder.

     "Merger Agreement" shall mean that certain Agreement and Plan of Merger,
      ----------------
dated as of the date hereof, by and among the REIT, REIT Partnership, CapStar Hotel Company, CapStar Management Company L.P. and CapStar Management Company II L.P.

     "Merger Transaction" shall mean the Merger and OP Reorganization as such
      ------------------
terms are defined in the Merger Agreement.

     "Monthly Statements" shall mean the monthly financial statements for the
      ------------------
Hotels prepared and delivered by a Star Company pursuant to the Hotel Leases.

     "Net Working Capital" shall mean the net working capital of Star Leasing
      -------------------
determined in accordance with GAAP, applied on a consistent basis with the latest audited balance sheet of Star Leasing delivered to the Purchaser pursuant to Section 3.03(a), such principles to be modified as described on Schedule 1.01(d).

     "Office Leases"  shall mean those leases described on Schedule 1.01(e).
      ------------

     "Parent Corp." shall mean CMC Operating Company, a Delaware corporation.
      ------------

     "Partnership Agreement" shall mean the Agreement of Limited Partnership of
      ---------------------
the Purchaser, dated as of March 13, 1998.

     "Partnership Amendment" shall mean the First Amendment to Agreement of
      ---------------------
Limited Partnership which will amend the Partnership Agreement so as to be substantially in the form of the partnership agreement of CapStar Management Company L.P.

     "Partnership Interests" shall mean the Limited Partner Interests and the
      ---------------------
General Partner Interest.

     "Partnership Unit" shall mean a Partnership Unit as defined in the
      ----------------
Partnership Amendment.

     "Permits" shall mean all licenses, franchises, permits, certificates of
      -------
occupancy, authorizations and approvals used in or required in connection with the Business or the ownership, occupancy or operation of any part of any Hotel, including, without limitation, those necessary for the on-premises sale and consumption of liquor and other alcoholic beverages.

     "Person" shall mean any individual, corporation (including any non-profit
      ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

     "Pro Forma Budgets" shall mean the pro form annual budget of the operations
      -----------------
of the Business for the 1998 calendar year provided to the Purchaser by the Sellers.

     "Purchaser Consents" shall have the meaning ascribed to such term in
      ------------------
Section 4.03.

       "Purchaser Documents" shall have the meaning ascribed to such term in
       --------------------
Section 4.02(a).

     "Purchaser Representatives" shall have the meaning ascribed to such term in
      -------------------------
Section 5.03.

     "REIT" shall mean American General Hospitality Corporation, a Maryland
      ----
corporation, operating as a real estate investment trust.

     "REIT Partnership" shall have the meaning ascribed to such term in the
      ----------------
Recitals to this Agreement.

     "Retained Employees" shall have the meaning ascribed to such term in
      ------------------
Section 10.02(a).

     "Seller Documents" shall have the meaning ascribed to such term in Section
      ----------------
3.02(b).

     "Shareholder" shall have the meaning ascribed to such term in the preamble
      -----------
to this Agreement.

     "Shareholder's Percentage" for any Shareholder shall mean the percentage
      ------------------------
set forth next to such Shareholder's name on Schedule 1.01(f).

     "Space Leases" shall mean all leases and agreements (written or oral) for
      ------------
the occupancy of office, retail or restaurant space at any Hotel.

     "Spin-Off Transaction" shall have the meaning ascribed to such term in the
      --------------------
Merger Agreement.

     "Star Sub L.P." shall have the meaning ascribed to such term in the
      -------------
Recitals to this Agreement.

     "Stipulation Date" shall mean the earlier of (a) the date Parent Corp.
      ----------------
publicly releases its earnings report for the calendar year ended December 31, 1998 and (b) February 28, 1999.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, interest,
      ---      -----
penalties, additions to tax or other assessments, including, but not limited to, income, gross receipts, excise, property, transfer, gains, sales, use, value added, franchise, employment, payroll, withholding and other taxes, and custom duties, imposed by any domestic or foreign national, state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority.

     "Tax Returns" shall mean any return, report, information return or other
      -----------
document (including any related or supporting information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes.

     "Termination Date"  shall have the meaning ascribed to such term in Section
      ----------------
11.01(b).

     "Third Party Hotel Management Agreements" shall mean all agreements
      ---------------------------------------
pursuant to which Hotels leased by the Star Companies are managed by Persons other than Star Management.

     "Transferred Assets" shall mean all of the assets and properties used,
      ------------------
owned or held by Star Management, tangible and intangible, wheresoever situated and whether or not specifically referred to herein other than Excluded Assets, including, without limitation, all Hotel Leases, Lessee Property, Permits (but only if held by a Star Company and to the extent assignable), Franchise Agreements, Hotel Contracts (to the extent they are Assumed Contracts), all other Assumed Contracts, claims and causes of action against others, proceeds under insurance policies to the extent related to another Transferred Asset or to an Assumed Liability relating to an event occurring after the Closing, customer lists, all good will, if any, as a going concern, all of the rights of Star Management with respect to Intellectual Properties and all of the books and records of Star Management.

     "Uniform System" shall mean the Uniform System of Accounts for Hotels (9th
      --------------
Revised Edition, 1997) as published by the American Hotel and Motel Association of the United States.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification
      --------
Act, 29 U.S.C. Section 2101 et seq.
                            -- ---

                                  ARTICLE  II

                             CONTRIBUTION AND SALE

     SECTION 2.01.  CLOSING.  The closing (the "Closing") of the transactions
                    -------
set forth in Sections 2.02 and 2.03 hereof shall take place simultaneously with and at the location of the consummation of the Merger Transaction. The date on which the Closing shall take place is hereinafter referred to as the "Closing Date."

     SECTION 2.02.  CONTRIBUTION AND SALE.  On the Closing Date:
                    ---------------------

     (a) each Shareholder will convey, transfer, assign and deliver to the Purchaser all of its right, title and interest in and to the Limited Partner Interest of such Shareholder as set forth on Schedule A, free and clear of all Liens, as follows: each Shareholder will (i) contribute such Limited Partner Interest to the Purchaser pursuant to Section 721(a) of the Code to the extent of the Partnership Units received by such Shareholder pursuant to Section 2.03(a) and (ii) sell such Limited Partner Interest to the Purchaser for the portion of the Cash Consideration payable to such Shareholder pursuant to
Section 2.03(a);

     (b) Corporate G.P. will convey, transfer, assign and deliver to a corporate Affiliate of the Purchaser (the "Corporate Purchaser") all of its right, title and interest in and to the General Partner Interest, free and clear of all Liens; and

     (c) Star Management will convey, transfer, assign and deliver to the Purchaser all of its right, title and interest in and to the Transferred Assets, free and clear of all Liens, other than as set forth on Schedule 2.02(c);
                                                                 -------

and the Purchaser shall accept such contributions and sales of the Partnership Interests and the Transferred Assets from the applicable Sellers on the terms and subject to the conditions set forth in this Agreement. Such contribution and sale shall be effected by the execution and delivery to the Purchaser by the Sellers of such assignments, deeds, bills of sale and other instruments as shall be reasonably requested by counsel for the Purchaser.

     SECTION 2.03.  CONSIDERATION.  (a)  In consideration for the Partnership
                    -------------
Interests and the Transferred Assets acquired from the Sellers, the Purchaser agrees:

          (i) to pay to Corporate G.P. on the Closing Date, on behalf of the Corporate Purchaser, by wire transfer in immediately available funds the amount of $850,000;

          (ii) to pay to the Shareholders, in accordance with the Shareholders' Percentages, by delivery to the Escrow Agent under the Escrow Agreement on the Closing Date by wire transfer in immediately available funds the amount of $3,000,000;

          (iii) to pay to each Shareholder on the Closing Date an amount equal to such Shareholder's portion of $69,949,221 (the "Cash Consideration") set forth on Schedule 2.03(a)(iii)
                           ------------
     by wire transfer in immediately available funds to an account designated by such Shareholder;

          (iv) to issue to each Shareholder on the Closing Date such Shareholder's portion of Partnership Units having an aggregate value of $11,200,779 set forth on Schedule 2.03(a)(iv) , the aggregate number of
                                      ------------
     such Partnership Units to be determined by dividing such aggregate dollar value by the value per share of Common Stock determined by the Board of Directors of Capital in connection with the Spin-Off Transaction;

          (v) to pay to Star Management on the Closing Date by wire transfer in immediately available funds the amount of $10,000,000;

          (vi) to assume, on the Closing Date, the Assumed Liabilities by the execution and delivery to the Sellers by the Purchaser of the Assumption Agreement.

     (b) The consideration paid by the Purchaser to Star Management (including the Assumed Liabilities) shall be allocated to the Transferred Assets in accordance with a Schedule to be determined in good faith by the Sellers and the Purchaser before Closing and the Purchaser and the Sellers agree that such allocation shall be used by them for all purposes, including but not limited to, federal, state and local tax and financial reporting purposes including, but not limited to, the preparation and filing of Internal Revenue Service Form 8594 and any related exhibits thereto (or other forms required pursuant to Section 1060 of the Code, or other applicable laws).


                                  ARTICLE  III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller, jointly and severally, represents and warrants to the Purchaser that:

     SECTION 3.01.  ORGANIZATION AND GOOD STANDING. (a) Each of Star Management
                    ------------------------------
and Corporate G.P. is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction in which the nature of the activities conducted by it and/or the character of the assets owned or leased by it requires such qualification or license, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not have a material and adverse effect on the Business.

     (b) Each of Star Leasing and Star Sub L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware and is duly licensed or qualified to do business and in good standing as a foreign limited partnership under the laws of each jurisdiction in which the nature of the activi ties conducted by it and/or the character of the assets owned or leased by it requires such qualification or li cense, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not have a material and adverse effect on the Business.

     SECTION 3.02.  AUTHORITY; NO-CONFLICT.   (a)  Star Management has taken all
                    ----------------------
corporate action (including any required shareholder approval) required to be taken to authorize the execution and delivery of this Agreement and the other agreements to be executed and delivered by Star Management under this

Agreement (the "Management Documents") and the transactions contemplated by this Agreement and the Management Documents.

     (b) Corporate G.P. has taken all corporate action (including any required shareholder approval) required to be taken to authorize the execution and delivery of this Agreement and the other agreements to be executed and delivered by Corporate G.P. under this Agreement (collectively, the "Corporate G.P. Documents") and the transactions contemplated by this Agreement and the Corporate G.P. Documents; (this Agreement, the Management Documents, the Corporate G.P. Documents and the other agreements to be executed and delivered by the Shareholders under this Agreement are hereinafter sometimes referred to collectively as the "Seller Documents").

     (c) Each of Star Management and Corporate G.P. has the corporate power and authority to exe cute and deliver this Agreement and the other Seller Documents to be executed by it and to consummate the transactions contemplated hereby and thereby. This Agreement is, and the other Seller Documents when executed and delivered will be, valid and binding upon, and enforceable against, the Sellers party thereto in accordance with their respective terms except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditor's rights generally. Assuming, in the cases of clause(i)(C), (ii) and (iii) below that the Consents (as hereinafter defined) are obtained, neither the execution and delivery of the Seller Documents by the Sellers nor the consummation of the transactions thereby contemplated (i) will constitute any violation or breach of (A) the Articles of Incorporation or By-Laws of Star Management or Corporate G.P., (B) the partnership agreements of Star Leasing or Star Sub L.P. or (C) any order, writ, injunction, decree, statute, rule or regulation applicable to or binding upon any Seller, Star Leasing or Star Sub L.P. or their respective assets; (ii) will result in a breach of, or constitute a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) or otherwise give any Person the right to terminate or accelerate any payment under, any Contract; or (iii) will result in the creation of any Lien on any Partnership Interest, any of the assets or properties of any Star Leasing or Star Sub L.P. or any of the Transferred Assets, except in the case of (i)(C) or (ii) to the extent that the same would not be reasonably likely to have a material adverse effect on the Business.

     (d) Except for those items described on Schedule 3.02(d) (the "Consents"),
                                                      -------
neither any Seller nor any Star Company is required to give prior notice to, make any filing or registration with, or obtain any consent, approval or authorization of any Person or any governmental authority in connection with the execution and delivery of this Agreement or the other Seller Documents or the consummation of the transactions contemplated hereby or thereby except to the extent that the failure to give such notices, make such filings or obtain such consents, approvals or authorizations would not be reasonably likely to have a material adverse effect on the Business.

     SECTION 3.03.  FINANCIAL STATEMENTS.  (a) The Sellers have delivered to the
                    --------------------
Purchaser the audited and unaudited financial statements of the Star Companies described in Schedule 3.03(a) hereto (the latest balance sheet included in such
                      -------
financial statements for each Star Company is hereinafter referred to as the "Latest Balance Sheet" of such Star Company). All such statements were prepared in conformity with GAAP applied on a consistent basis during the applicable periods and fairly present, in all material respects, the financial position of the applicable Star Company and the results of such Star Company's operations as of the dates and for the periods indicated subject, in the case of such unaudited financial statements, to normal year end adjustments and the lack of footnotes and other presentation items required by GAAP.

     (b) Other than as set forth in its Latest Balance Sheet or as described on
Schedule 3.03(b), no Star
         -------

Company has any liabilities or obligations of any nature (known or unknown, absolute, accrued, con tingent or otherwise) other than those arising after the date of such Latest Balance Sheet in the ordinary and regular course of such Star Company's business.

     (c) The Sellers have delivered to the Purchaser the financial statements of each Hotel for the years ended December 31, 1996 and 1997 (to the extent a Star Company leased or managed such Hotel during such years). Such statements for each Hotel were prepared in conformity with GAAP applied on a consistent basis during the applicable periods and fairly present in all material respects the financial position of such Hotel and the results of its operations as of the dates and for the periods indicated.

     (d) The Sellers have made available to the Purchaser the Monthly Statements for each Hotel for 1997. All such statements were prepared in substantial compliance with the Hotel Leases and the Uniform System and fairly present in all material respects the financial position of the Hotels and the results of their operations as of the dates and for the periods indicated.

     (e) The Sellers have delivered to the Purchaser the Annual Budgets for each
Hotel for 1998.   Each Annual Budget has been approved in writing by the
applicable Lessor.

     (f) The Sellers have delivered or made available to the Purchaser true and complete copies of all "Officer's Certificates" (as such term is defined in the Hotel Leases), if any, delivered to any Lessor with respect to any financial statements of hotel operations (as set forth in the related Hotel Lease) for the calendar years 1996 and 1997.

     SECTION 3.04.  SHAREHOLDERS; NO SUBSIDIARIES; ETC.   (a) Except as set
                    ----------------------------------
forth on Schedule 3.04, the Shareholders are the record and beneficial holders of all of the Limited Partner Interests, free and clear of all Liens, in the respective amounts shown on Schedule A hereto. Corporate G.P is the record and beneficial holder of the General Partner Interest, free and clear of all Liens. Other than the Partnership Interests, no Person has any partnership or other equity or similar interest in or (other than as set forth in Schedule 3.04(a)), has any right to participate in the earnings or profits of Star Leasing; and Star Leasing does not have outstanding and is not bound by any subscription, option, warrant or other right, call or commitment to issue any such partnership or other equity or similar interest or any such participation. The Shareholders and Corporate G.P. will transfer to the Purchaser at the Closing good and marketable title to all of the Partnership Interests, free and clear of all Liens.

     (b) Star Leasing is the sole general partner of Star Sub L.P., holding a 51% interest in such limited partnership, free and clear of all Liens. Except for such interest and the 49% interest of Regent Carolina Corp., as limited partner, no Person has any partnership or other equity or similar interest in or has any right to participate in the earnings or profits of Star Sub L.P.; and Star Sub L.P. does not have outstanding and is not bound by any subscription, option, warrant or other right, call or commitment to issue any such partnership or other equity or similar interest or any such participation. Star Leasing also owns 455 shares of the common stock, $0.01 per share par value, of the REIT.

     (c) Other than as set forth in Section 3.04(b), no Star Company owns, of record or beneficially, directly or indirectly, any shares of stock or any other securities of any corporation or any interest in any firm, partnership, association or other entity or venture.

     (d) The Sellers have delivered to the Purchaser true and complete copies of the Articles of

Incorporation and By-Laws of Star Management and Corporate G.P., all as amended and as in full force and effect on the date hereof.

     (e) The Sellers have delivered to the Purchaser true and complete copies of the partnership agreements of Star Leasing and Star Sub L.P., all as amended and as in full force and effect on the date hereof.

     SECTION 3.05.  TAXES.   (a)  All Tax Returns required to be filed by a Star
                    -----
Company or with respect to a Star Company or its assets have been timely filed with the appropriate taxing authorities, are complete and correct in all material respects, and properly reflect the Taxes payable for the periods covered thereby. All Taxes required to be paid by each Star Company or with respect to its assets, including, without limitation, all Taxes withheld from employees' wages and all Taxes claimed to be due by any taxing authority have been paid. The Sellers have delivered to the Purchaser true and complete copies of all income and franchise Tax Returns filed by each Star Company.

     (b) There is no unsatisfied Tax deficiency in respect of any Star Company and no Star Company has any notice of any pending audit or investigation in respect of Taxes. There are no outstanding waivers of statutory periods of limitation with respect to any Tax Returns filed by or on behalf of any Star Company nor any extensions of time to file any Tax Returns and, other than as set forth on Schedule 3.05(b), none of the Tax Returns of any Star Company have
                      -------
been audited or examined by any taxing authority. No Star Company has or is a party to any tax sharing agreement or arrangement. No Star Company has any contractual obligation to indemnify any Person with respect to Taxes.

     (c) Since formation, each of Star Leasing and Star Sub L.P. been classified as a partnership for federal income Tax purposes and not as a corporation or as an association taxed as a corporation.

     SECTION 3.06.  ASSETS.  (a)  Star Leasing has good and marketable title to
                    ------
all of its assets and properties which include all of the assets and properties reflected in its Latest Balance Sheet, in the amounts and categories set forth therein, and all of the assets acquired by it after the date of such Latest Balance Sheet except, in each case, for those assets disposed of since the date of such Latest Balance Sheet in the ordinary course of business. All such assets and properties are owned free and clear of all Liens other than (i) any Lessor's Lien established pursuant to the provisions of the Hotel Leases and (ii) a Lien in favor of the REIT on certain furniture, fixtures and equipment used at the Hotels to secure the obligation of Star Leasing to pay the purchase price for such assets.

     (b) Star Sub L.P. has good and marketable title to all of its assets and properties which include all of the assets and properties reflected in its Latest Balance Sheet, in the amounts and categories set forth therein, and all of the assets acquired by it after the date of such Latest Balance Sheet except, in each case, for those assets disposed of since the date of such Latest Balance Sheet in the ordinary course of business. All such assets and properties are owned free and clear of all Liens other than any Lessor's Lien established pursuant to the provisions of the Hotel Leases.

     (c) The Transferred Assets include all of the assets reflected in the Latest Balance Sheet of Star Management, in the amounts and categories set forth therein, and all of the assets acquired by Star Management after the date of such Latest Balance Sheet except, in each case, for the Excluded Assets and those assets disposed of since the date of such Latest Balance Sheet in the ordinary course of business. Star Management will have and will transfer to the Purchaser at the Closing, good and marketable title to all of the Transferred Assets, free and clear of all Liens other than any lessor's lien established pursuant to the provisions of the Hotel Leases and the Liens described on Schedule 2.02(c).
                                                        -------

     (d) The assets and properties of Star Leasing and Star Sub L.P. and the Transferred Assets (along with the Excluded Assets and any property owned by the Lessors used by the Star Companies in operation of the Hotels) constitute all of the assets used in, and are sufficient for, the operation of the Hotels and the Business.

     SECTION 3.07.  CONTRACTS.  (a)   Subject to the exceptions set forth in
                    ---------
Section 3.07(c), Schedule 3.07(a) is a complete and correct list of all
                          -------
Management Contracts (as amended or modified) in effect as of the date hereof classifiable in one or more of the following categories: (i) Hotel Leases, (ii) Hotel Contracts (other than oral agreements for employment at-will), (iii) Office Leases, (iv) Franchise Agreements, (v) Hotel Management Agreements, (vi) Third Party Hotel Management Agreements, (vii) collective bargaining agreements and other contracts with labor unions, (viii) employment and consulting agreements (other than oral agreements for employment at-will), (ix) agreements for borrowed money and other evidences of indebt edness, (x) instruments whereby a Seller has guaranteed any indebtedness or obligation of a third party, (xi) guarantees of obligations of a Seller by third parties, (xii) tax benefit transfer or similar agreements, (xiii) commitments for capital expenditures by a Seller, (xiv) other than Space Leases and Hotel Leases, personal and real property leases with a Seller as lessor or lessee, (xv) covenants not to compete and confidentiality agreements, (xvi) all Management Contracts entered into outside of the ordinary and regular course of the Star Companies' business and
(xvii) all other Management Contracts (other than those which, individually and in the aggregate, are not material to the financial condition or continued operation of a Hotel or the Business).

     (b) Subject to the exceptions set forth in Section 3.07(c),  Schedule

3.07(b) is a complete and correct list of all Leasing Contracts (as amended or
-------
modified) in effect as of the date hereof classifiable in one or more of the following categories: (i) Hotel Leases, (ii) Hotel Contracts (other than oral agreements for employment at-will), (iii) Office Leases, (iv) Franchise Agreements, (v) Hotel Management Agreements, (vi) Third Party Hotel Management Agreements, (vii) collective bargaining agreements and other contracts with labor unions, (viii) employment and consulting agreements (other than oral agreements for employment at-will), (ix) agreements for borrowed money and other evidences of indebtedness, (x) instruments whereby a Seller has guaranteed any indebtedness or obligation of a third party, (xi) guarantees of obligations of a Seller by third parties, (xii) tax benefit transfer or similar agreements,
(xiii) commitments for capital expen ditures by a Seller, (xiv) other than Space Leases and Hotel Leases, personal and real property leases with a Seller as lessor or lessee, (xv) covenants not to compete and confidentiality agreements, (xvi) all Leasing Contracts entered into outside of the ordinary and regular course of the Star Companies' business and (xvii) all other Leasing Contracts (other than those which, individually and in the aggregate, are not material to the financial condition or continued operation of a Hotel or the Business).

     (c) Notwithstanding anything in Section 3.07 (a) or (b) to the contrary, the Sellers may omit from listing on Schedules 3.07(a) and 3.07(b) Space Leases
                                              --------     -------
and Contracts of the type described in clauses 3.07(a)(ii), (ix), (x), (xiii) and (xiv) of such Sections which do not involve the payment or receipt of more than $50,000, in any individual case, and Hotel Contracts which may be canceled on ninety (90) days notice or less without the payment of any penalty of more than $50,000, in any individual case. Each Management Contract excluded from
Schedule 3.07(a) pursuant to the exceptions set forth in the previous sentence
         -------
or in the parenthetical phrases in Section 3.07(a)(ii), (viii) or (xvii) shall be an Assumed Contract for purposes of this Agreement.

     (d) A true and complete copy of each written Contract and a complete and correct summary of each oral Contract listed on Schedules 3.07(a) and 3.07(b) have been made
                                       -------     -------
available to the Purchaser by the Sellers.

     (e) Each Assumed Contract and each Leasing Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect.
Except as set forth in Schedule 3.07(e)(i), neither any Star Company nor, to the
                                ----------
knowledge of any Star Company or Seller, any other party to an Assumed Contract or Leasing Contract is in material default under such Contract and no event has occurred which with the lapse of time or the giving of notice, or both, would constitute a material default under such Contract. Except as set forth on
Schedule 3.07(e)(ii), each Assumed Contract is assignable to the Purchaser as
         -----------
part of the Transferred Assets without the consent of any third party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any Assumed Contract or Leasing Contract and neither any Star Company nor any Shareholder has received any notice (in writing or otherwise) of any termination of or any intent to terminate any Assumed Contract or Leasing Contract.

     SECTION 3.08.  INSURANCE.  Schedule 3.08 is a true, complete and correct
                    ---------            ----
list and brief description of all policies of fire, liability, and other forms of insurance held by a Star Company or with respect to which a Star Company is an insured or loss payee on the date hereof, together with their respective termination dates.

     SECTION 3.09.  [INTENTIONALLY OMITTED]

     SECTION 3.10.  ACCOUNTS RECEIVABLE.  All of the accounts receivable of Star
                    -------------------
Leasing and Star Sub L.P. represent obligations arising from sales or services actually made or rendered by the Sellers in the ordinary course of business and are subject to no material adverse claims, liens, counterclaims, set-offs or defenses.

     SECTION 3.11.  REAL ESTATE.  Other than the interests represented by the
                    -----------
Hotel Leases, the Space Leases and the Office Lease, no Star Company has any interest of any nature in real property.

     SECTION 3.12.  INTELLECTUAL PROPERTY.  The Star Companies own or possess
                    ---------------------
adequate franchises, licenses or other rights to use all patents, patent applications, trade secrets, inventions, processes, drawings, service manuals, software, and copyrights (including all renewals and extensions thereof), licenses, fran chises, trademarks, trademark registrations, trademark applications, trade names, service marks and logos (collectively, the "Intellectual Properties") used in the conduct of and necessary to conduct the Business. Schedule 3.12 to this Agreement is a complete and correct list of all
                    ----
such Intellectual Property except for such Intellectual Properties as are licensed by the Sellers under the Franchise Agreements. Except as other wise set forth in Schedule 3.12 and except with respect to the Intellectual
                      ----
Properties licensed under the Franchise Agreements and off-the-shelf  software,
(a) each Star Company has filed all material certificates, affidavits and other documents and taken all other actions necessary to obtain and evidence its title to each of the Intellectual Properties, (b) no Star Company has granted to any individual, firm, partnership, cor poration, association or other entity any interest in any Intellectual Properties, as licensee or otherwise, (c) all of such Intellectual Properties are valid and (d) to the knowledge of any Star Company or Shareholder, no such Intellectual Property infringes on the property rights of any third party and no third party is in fringing any of the rights of any Star Company to any Intellectual Property.

     SECTION 3.13.  LITIGATION.  Except as set forth in Schedule 3.13, there is
                    ----------                                   ----
no action, suit or pro ceeding pending or, to the knowledge of any Star Company or Shareholder, threatened against a Star Company or any Hotel or relating to or affecting the Business or any Transferred Asset in any court, before any arbitrator or before or by any governmental authority, agency or other instrumentality, domestic or foreign (other than such actions, suits or preceding arising out of the ordinary and usual course of business and the defense and other costs of which are adequately covered by insurance). Except as set forth in Schedule 3.13, there is no outstanding judgment, order or decree of any court, any
----
arbitrator or arbitration tribunal or any governmental authority, agency or other instrumentality against a Star Company or any Hotel or relating to or affecting the Business or any Transferred Asset nor is any such company nor any Hotel in default under or with respect to any item set forth on such Schedule.

     SECTION 3.14.  COMPLIANCE WITH LAW.  Except as set forth on Schedule 3.14,
                    -------------------                                   ----
each Star Company and Hotel is in compliance in all material respects with all laws, regulations and orders applicable to such Star Companies or Hotels or to the Business and the Transferred Assets.

     SECTION 3.15.  PERMITS.  All material Permits are in full force and effect.
                    -------
The Star Companies, the Hotels and the Business are in material compliance with the terms of such Permits and there are no material violations of any such Permit.

     SECTION 3.16.  EMPLOYEES.   Other than (a) liabilities that may become
                    ---------
payable under the WARN Act, (b) unemployment compensation and (c) severance with respect to those employees who will not be given the opportunity to become Retained Employee as described in Section 10.02(a) (and which severance will not be an Assumed Liability and will be satisfied by the Sellers) the consummation of the transactions contemplated by the Agreement will not entitle any employee of any Star Company or Hotel to any severance pay or any other payment from any Star Company or the Purchaser. The Sellers shall indemnify and hold harmless the Purchaser and its Affiliates from and against any liability or claim by any employees of Star Management for severance or separation pay (other than pursuant to the WARN Act) arising out of their termination of employment with Star Management or otherwise by virtue of the consummation of the transactions contemplated hereby.

     SECTION 3.17.  LABOR DISPUTES.  Except as set forth on Schedule 3.17, (a)
                    --------------                                   ----
no Star Company is a party to any labor union contract or collective bargaining agreement, (b) there are no labor unions or other organizations representing or purporting to represent or , to the knowledge of any Star Company or Seller, attempting to represent any such employees, (c) there is no labor strike, slowdown, work stoppage, lockout disturbances or arbitration pending or, to the knowledge of any Star Company or Seller, threatened, in connection with such employees and (d) there is no unfair labor practice charge or complaint pending or, to the knowledge of any Star Company or Shareholder, threatened against any Star Company or Hotel in connection with its present or former employees.

     SECTION 3.18   EMPLOYEE BENEFIT PLANS.
                    ----------------------

          (a)  Definitions.
               -----------

          (i) "Employee Plan" means (i) any "employee benefit plan," as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to, by any Star Company or any of their ERISA Affiliates and (c) covers any employee or former employee of any Star Company or any of their ERISA Affiliates, and (ii) any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements) health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits, post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that is entered into, maintained, administered or contributed to, as the case may be, by any Star Company or any of their ERISA Affiliates, and covers any employee or former employee of any Star Company or any of their ERISA Affiliates.

          (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          (iii)  "ERISA Affiliate" shall mean all members of a controlled group
                  ---------------
of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with any Star Company, are treated as a single employer under any or all of Sections 414(b),
(c), (m) or (n) of the Code at any time prior to the Closing Date.


          (iv) "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37)of ERISA.

          (b)    Employee Plans.
                 --------------

          (i)    Schedule 3.18 identifies each Employee Plan which is not a
                 -------------
Multiemployer Plan or otherwise provided for in a collective bargaining agreement referred to in Schedule 3.17. The Sellers shall, no later than ten
                                  ----
(10) business days prior to the Closing Date make available to the Purchaser copies of all Employee Plans listed on Schedule 3.18 (and, if applicable,
                                                ----
related trust agreements) and all amendments thereto together with the three most recent annual reports (Forms 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report, if any, prepared in connection with any Employee Plan listed on Schedule 3.18. The Sellers will
                                                     ----
make available to the Purchaser complete age, salary, service and related data for all employees and former employees covered under the Employee Plans.

          (ii)   Other than as set forth in Schedule 3.17, neither any Seller
                                                     ----
nor Star Management nor any of their ERISA Affiliates has any obligation to contribute to a Multiemployer Plan; and no Employee Plan listed on Schedule 3.18 is or will be subject to Title IV of ERISA.

          (iii)  Each Employee Plan listed on Schedule 3.18 has been established
                                                       ----
and administered in all material respects in compliance with its terms and all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. Each Employee Plan listed on Schedule 3.18 that is intended to be qualified under Section 401(a) of the Code has received a favorable letter of determination from the Internal Revenue Service that the form of such Employee Plan meets the requirements of Section 401(a) of the Code and that the form of the corresponding trust meets the requirements for exemption under Section 501(a) of the Code and to the knowledge of any Star Company, nothing has occurred since the date of each such letter that could result in the disqualification of such plans. No Star Company or Seller has knowledge that any of the Multiemployer Plans to which it or any of their respective ERISA Affiliates contributes on behalf of its employees has been established or administered in violation of any provisions of ERISA or the Code, or the regulations promulgated thereunder.

          (iv) Neither any Star Company nor any or their ERISA Affiliates has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Sellers or any of their Affiliates, other than as may be required to avoid excise tax under Section 4980B of the Code or as a result of an obligation to contribute to a Multiemployer Plan.

          (v)    Except as set forth in Section 3.16 and as provided for in
Section 10.02(a), no employee or former employee of the Star Companies or any of their Affiliates will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

          (vi) No Star Company other than Star Management has any employees nor, other than as an ERISA Affiliate of Star Management, any obligations or liabilities related to employment or employee benefits.

     SECTION 3.19.  ORDINARY COURSE; NO MATERIAL CHANGE.  Except as set forth on
                    -----------------------------------
Schedule 3.19, since the date of  its Latest Balance Sheet each Star Company and
         ----
since the most recent Monthly Statements for each Hotel (a) the operation of such Star Company or such Hotel and the Business has been conducted in the ordinary and regular course thereof and (b) there has not been any material adverse change in such Star Company or Hotel or in its operations or condition, financial or otherwise or in the Business.

     SECTION 3.20.  BROKERAGE.   Neither any Star Company nor any of their
                    ---------
respective partners, directors, shareholders, employees or agents, has incurred any liability for finder's or brokerage fees or commissions in connection with this Agreement or the transactions contemplated hereby. The Sellers, jointly and severally, agree to indemnify and hold the Purchaser, Star Leasing and Star Sub L.P. harmless from any such payment resulting from the actions of any Star Company or any of their respective partners, directors, shareholders, employees or agents.

     SECTION 3.21.  ACCREDITED INVESTOR.  Each Shareholder is an "accredited
                    -------------------
investor" as that term is defined in Rule 501 of the Securities and Exchange Commission as promulgated under the Securities Act of 1933, as amended.

     SECTION 3.22.  NO OMISSION.  No representation or warranty by the Sellers
                    -----------
made in this Agreement or any other Seller Document or any exhibit hereto or thereto and no Schedule or certificate furnished or to be furnished to the Purchaser pursuant to or in connection with this Agreement, or any other Seller Document or any of the transactions contemplated hereby contains or will contain any statement of a material fact that was untrue as of its date or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances in which they are made, not misleading as of the date thereof.


                                  ARTICLE  IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Sellers that:

     SECTION 4.01.  ORGANIZATION AND GOOD STANDING.  (a) Parent Corp. is a
                    ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

     (b) The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 4.02.  AUTHORITY; NO CONFLICT.  (a)   Parent Corp. has taken all
                    ----------------------
required corporate action and all action required to be taken under the Partnership Agreement to authorize the execution and delivery of this Agreement and the other agreements to be executed and delivered by the Purchaser hereunder (together with this Agreement, the "Purchaser Documents") on behalf of the Purchaser.

     (b) The Purchaser has taken all partnership action required to be taken to authorize the execution and delivery of the Purchaser Documents and the transactions contemplated by the Purchaser Documents. The Purchaser has the power and authority to execute and deliver the Purchaser Documents and to consummate the transactions contemplated by the Purchaser Documents. The Purchaser Documents when executed and delivered will be, valid and binding upon and enforceable against the Purchaser in accordance with their respective terms. Neither the execution and delivery of the Purchaser Documents nor the consummation of the transactions thereby contemplated will constitute any violation or breach (i) of the Partnership Agreement or the Partnership Agreement as amended by the Partnership Amendment or (ii) of (Y) any order, writ, injunction, decree, statute, rule or regulation binding upon the Purchaser or any of its assets or (Z) any contract or agreement to which the Purchaser is a party or by which the Purchaser or its assets are bound, in either case, which would materially and adversely affect the Purchaser's ability to consummate the transactions contemplated by the Purchaser Document.

     SECTION 4.03.  CONSENTS.  Except as set forth on Schedule 4.03 to this
                    --------                                   ----
Agreement (the "Purchaser Consents"), no authorization, approval, order, license, permit, franchise, or consent and no registration, notice, declaration or filing to, by or with any domestic or foreign governmental authority is required on the Purchaser's part in connection with the execution and delivery by the Purchaser of the Purchaser Documents and the consummation by the Purchaser of the transactions contemplated thereby.

     SECTION 4.04.  BROKERAGE COMMISSIONS.  Neither Parent Corp. nor Purchaser
                    ---------------------
nor any of their respective partners, directors, shareholders, employees or agents has incurred any liability for finder's or brokerage fees or commissions in connection with this Agreement or the transactions hereby contemplated. The Purchaser agrees to indemnify and hold the Sellers harmless from any such payment resulting from the actions of Parent Corp. or the Purchaser or any of their respective partners, directors, shareholders, employees or agents.

     SECTION 4.05.  PARTNERSHIP UNITS; COMMON STOCK.  (a)  Upon the issuance of
                    -------------------------------
the Partnership Units as contemplated by this Agreement, (i) such Partnership Units will be duly authorized, validly issued, fully paid and non-assessable partnership interests, free of any restrictions and encumbrances, except for restrictions on transferability imposed under applicable securities laws and the terms of the Partnership Agreement as amended by the Partnership Amendment and
(ii) each Shareholder receiving such Partnership Units will be a limited partner in the Purchaser and will have the full rights of a limited partner holding the Partnership Units as set forth in the Partnership Agreement as amended by the Partnership Amendment.

     (b) Any shares of the Common Stock issued in exchange for the Partnership Units in accordance with the terms of the Partnership Agreement as amended by the Partnership Amendment, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock, not issued in violation of any preemptive rights of any stockholder of Parent Corp. and free of any restrictions and encumbrances, except for restrictions on transferability imposed under applicable securities laws.

     (c) Parent Corp. has reserved authorized but unissued shares of Common Stock or shares of Common Stock in its treasury as necessary for the Purchaser to redeem any Partnership Units issued in accordance with Section 2.03(a)(iv) for shares of Common Stock in accordance with the terms of the Partnership Agreement as amended by the Partnership Amendment.

     (d) Parent Corp. owns the majority of the Partnership Units.

     SECTION 4.06.  PARTNERSHIP AGREEMENT, ETC.  The Purchaser has delivered  to
                    --------------------------
the Sellers a true and complete copy of the Partnership Agreement and of Parent Corp.'s Certificate of Incorporation and By-Laws. The Partnership Agreement shall not be amended prior to the Closing without the consent of the Shareholders other than (i) by the adoption of the Partnership Amendment and
(ii) in any way which would not require the consent of the Shareholders if, at such time, the Partnership Amendment had been adopted and the Shareholders were limited partners holding the maximum number of Partnership Units which may be issued to them under Section 2.03(a)(iv).

     SECTION 4.07.  TAX CLASSIFICATION.  The Purchaser is treated for federal
                    ------------------
tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

     SECTION 4.08.  INVESTMENT COMPANY.  Parent Corp. is not an "investment
                    ------------------
company" within the meaning of Section 351(e)(1) of the Code and the Treasury Regulations issued thereunder.


                                   ARTICLE  V

                        PRE-CLOSING COVENANTS OF SELLERS

     Prior to the Closing:

     SECTION 5.01.  CONDUCT OF BUSINESS.  The Star Companies will, and the
                    -------------------
Sellers will cause the Star Companies to (a) continue to conduct the Business and operate each Hotel in the ordinary and regular course, consistent with prior practices and in accordance with the Hotel Leases, Hotel Management Agreements and the Annual Budgets; (b) maintain their books of account, records and files and those of each Hotel in a manner consistent with prior practices and the Hotel Leases and Hotel Management Agreements; (c) use all reasonable efforts to preserve their business organizations intact, to retain the services of their present employees and to preserve the good will of the Sellers' suppliers and customers, the REIT and REIT Partnership, and others having business relations with the Star Companies; (d) pay and perform all of their debts, obligations and liabilities and those of each Hotel as and when due; (e) comply in all material respects with all laws, regulations and orders applicable to the Star Companies, each Hotel and the Business; (f) maintain at each Hotel, Lessee Property approximately in those quantities and approximately at those levels present as of the date of this Agreement and in accordance with the Hotel Leases; (g) continue to enter into Bookings in the ordinary course of business; (h) continue to insure all their respective assets and properties including, without limitation, all Transferred Assets, against risks, with insurers and in amounts consistent with prior practices; (i) keep all Assumed Contracts and Leasing Contracts in full force and effect (except those that expire by their terms prior to the Closing Date) and pay and perform all of their obligations under such Contracts, (j) keep all Permits (or renewals of such Permits) in full force and effect and (k) continue to lease new hotels from the Lessors and to manage such hotels in the ordinary course of business on terms consistent with prior practices and pursuant to lease and management agreements in form and substance similar to the existing Hotel Leases and Hotel

Management Agreements.

     SECTION 5.02.  CHANGES IN BUSINESS.  The Star Companies will not, and the
                    -------------------
Sellers will cause the Star Companies not to, without the prior written consent of the Purchaser (a) enter into any new Contracts (or modify or amend any Contracts) other than (i) new hotel leases and hotel management agreements relating to Hotels leased from the Lessors in form and substance similar to the existing Hotel Leases and Hotel Management Agreements, (ii) other Contracts in the ordinary course of business and in accordance with their normal prior practice and (iii) the Included Contracts; provided, that, all such Management Contracts so entered into by the Sellers shall be assignable to the Purchaser by the Sellers as Transferred Assets without the consent of any third party and without any payment or penalty; (b) increase the compensation or the annual rate of compensation or change the method of determining the compensation of any employee who, after such action, would earn in excess of $100,000 per year, or grant any general or uniform increases in the wages or rates of pay of employees, or any classification thereof except as required under any Contract;
(c) sell, transfer, or otherwise dispose of any of their respective assets or property (including any Transferred Asset) except for Lessee Property which is sold or consumed in the ordinary and regular course of business; (d) create or permit to exist any Lien on any of their respective assets or properties (including any Transferred Assets); (e) authorize, undertake, expend any moneys for, or enter into any commitment with respect to, any material capital expenditure at any Hotel except in accordance with the Annual Budgets; or (f) modify any Annual Budget in any material respect.

     SECTION 5.03.  ACCESS BY PURCHASER.  During usual business hours, and as
                    --------------------
often as may be reasonably requested, the officers, employees and representatives of the Purchaser (collectively, the "Purchaser Representatives") will be permitted reasonable access, to, and will be permitted to make copies of and extracts from, the accounts, other records, books of account, insurance policies, tax returns, documents and other instruments, records and files of each Star Company as the Purchaser shall reasonably request. The Purchaser Representatives will be permitted reasonable access, during usual business hours, and as often as may be reasonably requested, to the Hotels and other premises and physical properties used by the Star Companies, and will be permitted to discuss the affairs, finances and accounts of such companies with their respective counsel, auditors, actuaries, officers and employees. The parties hereto shall, and shall use commercially reasonable efforts to cause their respective Affiliates and their respective officers, accountants, counsel, financial advisors and other representatives to, hold any non-public information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of September 15, 1997 between Capital and the REIT as if they were parties to and bound by such letter agreement.

     SECTION 5.04.  NOTIFICATION.  The Sellers will promptly notify the
                    ------------
Purchaser of any event which would cause or constitute a breach of any of the representations and warranties set forth in Article III.

     SECTION 5.05.  ADDITIONAL INFORMATION.  The Sellers shall promptly furnish
                    ----------------------
to the Purchaser any and all such other financial and operating reports with respect to any Star Company or Hotel as may be prepared from time to time between the date hereof and the Closing Date, including without limitation, all Monthly Statements and Officer's Certificates delivered to any Lessors. The Sellers shall promptly make available to the Purchaser information with respect to any document, event, transaction or condition entered into or occurring after the date of this Agreement which, had it occurred or been in effect on or prior to the date of this Agreement, would have been included on the Schedules to this Agreement, and make available copies of all documents with respect thereto. No such information shall be deemed to supplement or amend any Schedule to this Agreement or to cure any breach of representation, warranty or covenant made by the Sellers unless the

Purchaser consents thereto in writing making specific reference to this provision.

     SECTION 5.06.  LIQUOR LICENSES.  The Sellers will cause each Star Company
                    ---------------
and its respective Affiliates to cooperate with the Purchaser in all reasonable respects in connection with the transfer of liquor licenses (or the stock of Affiliate corporations holding such liquor licenses, if appropriate) to the Purchaser or any Affiliate of the Purchaser or an application for new liquor licenses at any Hotel where the same is legally required. If the Purchaser or its Affiliate is unable to obtain the transfer of any such liquor licenses or obtain a new license by the Closing Date, then, on the Closing Date, the appropriate Star Company or its Affiliate corporation shall enter into an interim arrangement for a period not in excess of 120 days whereby such Star Company or Affiliate corporation shall operate the liquor concessions at the applicable Hotels on behalf of the Purchaser or its Affiliate pending the transfer or issuance of such liquor license; and the Purchaser shall indemnify such Star Company or such Affiliate corporation, as the case may be, against any liabilities incurred by virtue of such arrangement.

     SECTION 5.08.    HSR ACT FILINGS.   As soon as practicable, the Sellers
                      ---------------
shall cause the Star Companies to make any filing required under the HSR Act in connection with this Agreement and the transactions contemplated hereby and will comply with any subsequent requests for further information. Neither the Sellers nor the Star Companies shall be required to contest or appeal any preliminary injunction prohibiting or inhibiting the consummation of the transactions contemplated hereby. The Sellers will furnish the Purchaser with such necessary information concerning the Sellers and the Star Companies, and reasonable assistance, in written form, as the Purchaser may request in connection with its preparation of any filings by it under the HSR Act.

     SECTION 5.09.  BEST EFFORTS.  Each Seller will use, and the Sellers will
                    ------------
cause each Star Company to use, his or its best efforts to fulfill the conditions to the Purchaser's obligations set forth in Article VII.

     SECTION 5.10.  INCLUDED CONTRACTS.   The Sellers represent and warrant that
                    ------------------
the Pro Forma Budgets include financial effects of certain contracts pursuant to which telecommunications and purchasing services are provided to hotels and others (the "Included Contracts") as well as the operational and other expenses
related thereto.   Prior to the Closing, the Sellers shall cause Star Management to acquire and, the holders of such Included Contracts to convey to Star Management, the Included Contracts on terms reasonably satisfactory to the Purchaser in such a manner that, on the Closing Date, the Business acquired by the Purchaser under this Agreement will include the Included Contracts.


                                  ARTICLE  VI

                     PRE-CLOSING COVENANTS OF THE PURCHASER

     Prior to the Closing:

     SECTION 6.01.  INSPECTIONS.  The Purchaser shall give the Sellers
                    -----------
reasonable prior notice of any such inspections and investigations to be made by the Purchaser pursuant to Section 5.03 and shall use its best efforts to minimize any interference with the operation of the Business and of the Hotels. Neither the Purchaser nor the Purchaser Representatives shall permit any borings, drillings or samplings to be done at any Hotel without the Sellers' prior written consent. The Purchaser agrees to indemnify, defend and hold the Sellers harmless from any actions, suits, Liens, claims, damages, expenses, losses and liabilities (including reasonable attorneys fees and expenses) arising out of any access to, entry upon or inspection of any Hotel by the Purchaser or any Purchaser Representatives.

     SECTION 6.02.  NOTIFICATION.  The Purchaser will promptly give the Sellers
                    ------------
written notice of any event which would cause or constitute a breach of any of the representations and warranties set forth in Article IV. Neither the Purchaser nor any Affiliate of the Purchaser shall take any action that would cause any such representation or warranty to be untrue.

     SECTION 6.03.    HSR ACT FILINGS.   As soon as practicable, the Purchaser
                      ---------------
will make any filing required under the HSR Act in connection with this Agreement and the transactions contemplated hereby and will comply with any subsequent requests for further information. The Purchaser shall not be required to contest or appeal any preliminary injunction prohibiting or inhibiting the consummation of the transactions contemplated hereby. The Purchaser will furnish the Sellers with such necessary information and reasonable assistance, in written form, as such companies may request in connection with the preparation of any filings by the Sellers and the Star Companies under the HSR Act.

     SECTION 6.04.     BEST EFFORTS.  The Purchaser will use its best efforts to
                       ------------
fulfill the conditions to the Sellers' obligations set forth in Article VIII.


                                  ARTICLE  VII

                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     The obligations of the Purchaser to acquire the Partnership Interests and the Transferred Assets from the Sellers and to take the other actions required to be taken by the Purchaser at the Closing are subject to the fulfillment, at the Closing, of each of the following conditions, any or all of which may be waived by the Purchaser in writing in whole or in part at or prior to the
Closing:

     SECTION 7.01.  REPRESENTATIONS AND WARRANTIES. The representations and
                    ------------------------------
warranties contained in Article III hereof which are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent that such representation and warranty is expressly limited by its terms to an earlier date.

     SECTION 7.02.  COVENANTS. The Sellers shall have performed and complied in
                    ---------
all material respects with all agreements and conditions on their part required by this Agreement to be performed or complied with prior to or at the Closing.

     SECTION 7.03.  OFFICER'S CERTIFICATE.  The Purchaser shall have received a
                    ---------------------
certificate of the Shareholders and a certificate of an appropriate officer of Star Management, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 7.01 and 7.02.

     SECTION 7.04.  LEGALITY.  No change shall have occurred in any law, rule or
                    --------
regulation that would prohibit the performance of the Purchaser's obligations under Article II hereof.

     SECTION 7.05.  INJUNCTIONS.  No court, agency or other authority shall have
                    -----------
issued any order, decree
or judgment to restrain, enjoin or prevent the performance of the Purchaser's obligations under Article II hereof nor shall there be pending any suit, action or proceeding requesting such relief or remedy.

     SECTION 7.06.  OPINION OF COUNSEL.  The Purchaser shall have received, on
                    ------------------
behalf of the Sellers, an opinion of Robinson Silverman Pearce Aronsohn & Berman LLP and local counsel for the Sellers, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchaser, as to the matters set forth in Sections 3.01, 3.02(a), (b), (c)(i)(A) and (c)(i)(B) and in the first two sentences of Section 3.02(c) and such other matters as counsel for the Purchaser shall reasonably request.

     SECTION 7.07.  CONSENTS.  The Sellers shall have obtained and provided to
                    --------
the Purchaser in struments in form and substance reasonably satisfactory to counsel for the Purchaser evidencing the Consents; provided that, it shall not be a breach of this condition if, with respect to the Hotel Management Agreements listed on Schedule 3.07(a)(v), the Sellers, after using their reasonable efforts, have not obtained Consents with respect to those Contracts which are marked with an asterisk on such Schedule.

     SECTION 7.08.  HOTEL LEASE AMENDMENTS.  The Lessors shall have executed and
                    ----------------------
delivered to the Purchaser amendments to each Hotel Lease substantially in the form annexed to the Merger Agreement, and the Lease Master Agreement shall have been terminated.

     SECTION 7.09.  MEMORANDUM OF LEASE.  A memorandum or short-form of each
                    -------------------
Hotel Lease, as amended as required under Section 7.08, in recordable form shall have been executed by the applicable Lessor and delivered to the Purchaser.

     SECTION 7.10.  DELIVERY OF DOCUMENTS. The Sellers shall have executed and
                    ---------------------
delivered to the Purchaser the Assignment of Leases and all other conveyances, covenants, warranties, deeds, assignments, bills of sale, confirmations, powers of attorney, approvals, consents and any and all further instruments as may be necessary to effect the transactions contemplated hereby, all in form and substance reasonably satisfactory to counsel for the Purchaser.

     SECTION 7.11.  LEGAL MATTERS SATISFACTORY.  All actions, proceedings,
                    --------------------------
instruments and documents required by or from the Shareholders or the Sellers to carry out the transactions contemplated by this Agreement, or incidental thereto, and all other required relevant legal matters, shall be reasonably satisfactory in all respects to counsel for the Purchaser.

     SECTION 7.12.  ESCROW AGREEMENT.  All parties thereto shall have executed
                    ----------------
and delivered the Escrow Agreement.

     SECTION 7.13.  MERGER TRANSACTION.   All conditions precedent to the Merger
                    ------------------
Transaction (including, without limitation, the consummation of the Spin-Off Transaction) shall have been satisfied and the Merger Transaction shall have been consummated, all substantially on the terms set forth in the Merger Agreement.

     SECTION 7.14.    SECURITIES REPRESENTATIONS.  Each Shareholder shall have
                      --------------------------
executed and delivered to the Purchaser a certificate confirming Section 3.21 and containing such other representations as may be required to confirm compliance with federal and state securities laws in connection with the issuance of Partnership Units and/or Common Stock to such Shareholder pursuant to this Agreement, such certificate to be in form and substance reasonably satisfactory to the Purchaser.

     SECTION 7.15.  HSR.  The Sellers and Star Companies shall have made all
                    ---
filings required to be made by them under the HSR Act in connection with the execution, delivery and performance of this Agree ment and the consummation of the transactions hereby contemplated and all required waiting periods thereunder shall have expired or been terminated without request for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.

     SECTION 7.16.  INCLUDED CONTRACTS.  The Included Contracts shall have been
                    ------------------
acquired  in accordance with Section 5.10.



                                   ARTICLE  VIII

                     CONDITIONS TO THE SELLERS' OBLIGATIONS

     The obligations of the Sellers to contribute and sell the Partnership Interests and the Transferred Assets to the Purchaser and to take the other actions required to be taken by the Sellers at the Closing are subject to the fulfillment, at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Sellers at or prior to the
Closing:

     SECTION 8.01.  REPRESENTATIONS AND WARRANTIES.  The representations and
                    ------------------------------
warranties contained in Article IV hereof which are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent that such representation and warranty is expressly limited by its terms to an earlier date.

     SECTION 8.02.  COVENANTS.  The Purchaser shall have performed and complied
                    ---------
in all material respects with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing.

     SECTION 8.03.  OFFICER'S CERTIFICATE.  The Sellers shall have received a
                    ---------------------
certificate of an appropriate officer of Parent Corp., dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.01 and 8.02.

     SECTION 8.04.  LEGALITY.  No change shall have occurred in any law, rule or
                    --------
regulation that would prohibit the performance of the Sellers' obligations under Article II.

     SECTION 8.05.  INJUNCTIONS.  No court, agency or other authority shall have
                    -----------
issued any order, decree or judgment to restrain, enjoin or prevent the performance of the Sellers' obligations under Article II nor shall there be pending any suit, action or proceeding requesting such relief or remedy.

     SECTION 8.06.  OPINION OF COUNSEL.  The Sellers shall have received, on
                    ------------------
behalf of the Purchaser, an opinion of DeCampo, Diamond & Ash, counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchaser, as to the matters set forth in Sections 4.01, 4.02(a) and (b)(i), and 4.05(a) and (c) and the first three sentences of Section 4.02(b) and such other matters as counsel for the Sellers shall reasonably request.

     SECTION 8.07.  CONSENTS.  The Consents shall have been executed and
                    --------
delivered.

     SECTION 8.08.  DELIVERY OF DOCUMENTS.  The Purchaser shall have executed
                    ---------------------
and delivered to the Sellers the Assumption Agreements and such other closing certificates and documents as counsel for the Sellers shall reasonably request.

     SECTION 8.09.  LEGAL MATTERS SATISFACTORY.  All actions, proceedings,
                    --------------------------
instruments and documents required by or from the Purchaser to carry out the transactions contemplated by this Agreement, or incidental thereto, and all other required relevant legal matters, shall be reasonably satisfactory in all respects to counsel for the Sellers.

     SECTION 8.10.  ESCROW AGREEMENT.  All parties thereto shall have executed
                    ----------------
and delivered the Escrow Agreement.

     SECTION 8.11.  PARTNERSHIP AGREEMENT.  The Partnership Agreement shall have
                    ---------------------
been amended by the adoption of the Partnership Amendment and the Shareholders shall have been admitted as limited partners of the Purchaser.

     SECTION 8.12.  MERGER TRANSACTION.  All conditions precedent to the Merger
                    ------------------
Transaction (including, without limitation, the consummation of the Spin-Off Transaction) shall have been satisfied and the Merger Transaction shall have been consummated, all substantially on the terms set forth in the Merger Agreement.

     SECTION 8.13.  REGISTRATION RIGHTS AGREEMENT.  Parent Corp. shall have
                    -----------------------------
entered into a Registration Rights Agreement with the Shareholders in substantially the form of that certain Registration Rights Agreement, dated April 1, 1997, by and between Capital and the other parties thereto.

     SECTION 8.14.  HSR.  The Purchaser shall have made all filings required to
                    ---
be made by it under the HSR Act in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereby contemplated and all required waiting periods thereunder shall have expired or been terminated without request for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired.


                                  ARTICLE  IX

                           CERTAIN FINANCIAL MATTERS

     SECTION 9.01.  BREAK-UP FEE.  If this Agreement is terminated by the
                    ------------
Sellers pursuant to Section 11.01(d)(ii) solely because the condition precedent to the Sellers' obligations set forth in Section 8.12 becomes impossible under circumstances which give rise to the obligation of Capital to pay a so-called "Break-Up Fee" pursuant to Section 9.2(c) of the Merger Agreement, then the Purchaser will pay to the Sellers a fee in the amount of $3,000,000, by wire transfer in immediately available funds, within two business days of a written demand therefor from the Sellers. The payment of such amount shall be compensation and liquidated damages for the loss suffered by the Sellers as a result of the Purchaser's failure to acquire the Partnership Interests and the Transferred Assets from the Sellers and to take the other actions required to be taken by the Purchaser at the Closing and to avoid the difficulty of determining damages under the circumstances and, other than the payment of such amount by the Purchaser, no party shall have any other liability to the other.

     SECTION 9.02.  CLOSING DATE NET WORKING CAPITAL.    The Shareholders and
                    --------------------------------
the Purchaser shall take the following actions to insure that the Net Working Capital as of the Closing Date shall be zero (the "Required Amount"):

          (i) On the Closing Date, the Shareholders and the Purchaser shall prepare, jointly and in good faith, an estimate of the Net Working Capital as of the Closing Date (the "Estimated Net Working Capital");

          (ii) If the Estimated Net Working Capital exceeds the Required Amount, Star Leasing shall, immediately prior to the Closing, make a distribution to the Shareholders, in cash, of an amount equal to such excess; if the Required Amount exceeds the Estimated Net Working Capital, each Shareholder shall, immediately prior to the Closing, contribute to Star Leasing, in cash, an amount equal to the product of such excess and the Shareholder's Percentage of such Shareholder; provided, however, that no Shareholder shall be required to make a contribution to Star Leasing in excess of the aggregate distributions made to such Shareholder by Star Leasing from and after December 31, 1997;

          (iii) Within thirty (30) days after the date that all information is available as required to calculate the Net Working Capital as of the Closing Date, the Purchaser shall deliver to the Shareholders a written report (the "Purchaser Report") setting forth the Purchaser's calculation of the Net Working Capital as of the Closing Date;

          (iv) Within thirty (30) days after delivery of the Purchaser Report to the Shareholders, the Shareholders may deliver to the Purchaser a written report (the "Shareholders Report") setting forth any disagreement of the Shareholders with the Purchaser Report and showing the Shareholders' calculation of the Net Working Capital as of the Closing Date. If the Shareholders do not submit a Shareholders Report within such period, then the Net Working Capital as of the Closing Date as set forth in the Purchaser Report shall be final and binding on the Shareholders and the Purchaser.

          (v) If the Shareholders and the Purchaser are unable to resolve by good faith negotiations any differences between the Purchaser Report and a Shareholders Report within thirty (30) days of the Purchaser's receipt of such Shareholders Report, either the Shareholders or the Purchaser may elect to have the disagreements between the two reports resolved by a nationally recognized accounting firm mutually agreed upon by the parties hereto which shall not be the regular accountants for either the Purchaser or any Seller (the "Accounting Firm"), which shall make a final and binding resolution of the disagreements and, based on such resolution, a final and binding determination of the Net Working Capital as of the Closing Date. The Accounting Firm shall be in structed to use every reasonable effort to perform its arbitration function within thirty (30) days of submission of the matter to it and in any case, as soon as practicable after such submission to it. The fees and expenses of the Accounting Firm shall be shared 50% by the Purchaser and 50% by the Shareholders.

          (vi) If the Net Working Capital as of the Closing Date as established by a Purchaser Report, or by mutual agreement of the Purchaser and the Shareholders, or by the Accounting Firm, as the case may be, is less than the Estimated Net Working Capital, the Shareholders hereby, jointly and severally, agree to pay such difference to Star Leasing by wire transfer in immediately available funds within two business days of a written demand therefor from the Purchaser; provided, however, that the amount of such payment by any Shareholder shall not, when aggregated with the amount, if any, which such Shareholder is required to pay pursuant to Sections 9.02(ii) and 9.04(b) exceed the aggregate distributions made to such Shareholder by Star Leasing from December 31, 1997 through the Closing Date (including any distribution made on the Closing Date pursuant to Section 9.02(ii)).

          (vii) If the Net Working Capital as of the Closing Date as established by a Purchaser Report, or by mutual agreement of the Purchaser and the Shareholders, or by the Accounting Firm, as the case may be, is greater than the Estimated Net Working Capital, the Purchaser hereby agrees to cause Star Leasing to pay to each Shareholder by wire transfer in immediately available funds to an account designated by such Shareholder its Shareholder's Percentage of such difference within two business days of a written demand therefor from the Shareholders. (viii) The Purchaser agrees to permit the Shareholders and their representatives (including accountants) to have full and timely access to, and to examine and make copies of, all applicable books, records and schedules which are in the possession of the Purchaser after the Closing and which are necessary to prepare the Shareholders Report.

     SECTION 9.03.  EXPENSES.  Each of the parties hereto shall pay its own
                    --------
expenses (including attorney's fees) in connection with this Agreement and the transactions hereby contemplated. All expenses of the Shareholders and the Sellers in connection with this Agreement and the transactions hereby contemplated shall be paid by the Shareholders, and no part of such expenses shall be liabilities of Star Leasing or Star Sub L.P. or constitute Assumed Liabilities nor in any way be charged to or for the account of the Business or the Hotels or the Purchaser. The Merger Agreement provides that all amounts payable to secure the Consents relating to the Franchise Agreements shall be paid by the REIT.

     SECTION 9.04.  FEE PAYMENT.   (a)  In order to compensate the Purchaser for
                    -----------
certain management services to be performed by it and its Affiliates during the period from the Closing Date through December 31, 1998 for and on behalf of the Sellers, the Shareholders hereby agree to pay to the Purchaser, at Closing , an amount equal to the Fee Payment (as hereinafter defined).

     (b) At Closing or promptly thereafter, the Sellers shall pay a fee (the "Fee Payment") to the Purchaser as follows: each Shareholder shall pay to the Purchaser an amount equal to such Fee Payment multiplied by the Shareholder's Percentage of such Shareholder; provided, however that the amount of such payment by any Shareholder shall not, when aggregated with the amount, if any, which such Shareholder is required to pay pursuant to Sections 9.02(ii) and
(vi), exceed the aggregate distributions made to such Shareholder by Star Leasing from December 31, 1997 through the Closing Date (including any distribution made on the Closing Date pursuant to Section 9.02(ii)).

     (c) Based upon the Pro Forma Budgets, Salomon Smith Barney has prepared certain pro forma projections of the operations of the Business for the calendar year ending December 31, 1998 (the "Pro Forma Annual Financial Statements"). The Sellers shall prepare a pro forma projection of the operations of the Business for such calendar year on a month-by-month basis, based upon the Pro Forma Budgets (the "Pro Forma Monthly Financial Statements"), which shall be reasonably acceptable to the Purchaser. The Fee Payment shall be the amount, if any, by which (i) an amount equal to the product of (A) the annual net operating income of the Business as shown on the Pro Forma Annual Financial Statements and
(B) a fraction, the numerator of which is the number of days in the period from the Closing Date to and including December 31, 1998 and the denominator of which is 365, exceeds (ii) the aggregate net operating income of the Business for such period as shown on the Pro Forma Monthly Financial Statements (with net operating income for any partial month being included on a pro rata basis, based upon the number of days in such month included in such period).


                                   ARTICLE  X

                              ADDITIONAL COVENANTS

     SECTION 10.01. FURTHER ASSURANCES.  From and after the Closing Date, all
                    ------------------
parties shall, at any time and from time to time, at their sole cost and expense, make, execute and deliver, or cause to be made, exe cuted and delivered, such assignments, deeds, bills of sale, drafts, checks, returns, filings and other instruments, consents and assurances and take or cause to be taken all such action as any other party may reasonably request for the effectual consummation, confirmation and particularization of this Agreement and the transactions contemplated by this Agreement.

     SECTION 10.02. CERTAIN EMPLOYMENT MATTERS.   (a) The Purchaser shall offer
                    --------------------------
employment as of the Closing Date to each Person (other than employees who may be included in the description set forth on Schedule 10.02(a)) who, on the
                                                          ---
Closing Date, is actively employed by the Star Management or who is absent from work by reason of vacation, sick leave, short-term disability or due to authorized leave of absence or military service. Such employment shall be in a position similar to the position in the Business as of the Closing Date at the same location at which such employee was employed by the Sellers immediately prior to the Closing Date. Any such employee who accepts such offer of
employment shall be referred to herein as a Retained Employee.   Except as
provided in Section 10.02(b), (d) and (e) below, the Purchaser shall have no liability, and the Sellers shall hold the Purchaser harmless, from all liability with respect to each employee of Star Management who is included in the description set forth on Schedule 10.02(a). Nothing in this Section 10.02 shall
                                  --------
prohibit the Purchaser from terminating the employment of any Retained Employee at any time after the Closing.

     (b) As of the Closing Date, the Purchaser shall provide the Retained Employees coverage under benefit plans and programs similar to the benefit plans and programs provided by the Purchaser to its similarly situated employees.
Such benefit plans and programs maintained by the Purchaser shall give credit to the Retained Employees to the same extent as such employees had earned credit as of such date under the Sellers' benefit plans and programs for (i) service prior to the Closing Date toward any waiting period for eligibility and (ii) in the case of group health plans, amounts paid in the year in which the Closing Date occurs toward deductibles and out of pocket limitations, and such Purchaser group health plan shall waive any preexisting condition limitation, in each case to the extent credited, paid or satisfied under the benefit plans and programs of Star Management. The Purchaser shall be liable and responsible for all accrued and unused vacation and sick pay as of the Closing Date for all Retained Employees.

     (c) As of the Closing Date, Star Management shall, to the extent permitted by applicable law, terminate (i) its 401(k) Plan (the "Sellers' 401(k) Plan") and (ii) its Retirement Savings Plan (the "ESOP"), and shall distribute the assets of such plans to their respective participants and beneficiaries in accordance with the relevant plan documents and applicable law. The Purchaser shall cause an individual account plan that it maintains (the "Purchaser's 401(k) Plan") to be amended, if necessary, to accept eligible rollover distributions, as defined in Code section 402(f)(2)(A), from the Sellers' 401(k) Plan and the Sellers' ESOP. As of the Closing Date, the Purchaser shall cover the Retained Employees who are participants in the Sellers' 401(k) Plan in the Purchaser's 401(k) plan. The Purchaser shall recognize accumulated service with Star Management for purposes of eligibility and vesting under the Purchaser's 401(k) Plan.

     (d) The Purchaser hereby agrees to defend and indemnify the Sellers, the Shareholders and their respective agents from and against any and all liability, loss, claim, demand, cost, expense, including without limitation, reasonable attorneys' fees, charges and costs, and any other liability which the Sellers, the Shareholders and their respective agents may incur under, or on account of, the WARN Act or any similar state laws on account of the transactions contemplated in this Agreement. The foregoing shall in no way impair the ability of the Purchaser to modify the terms of employment of, or terminate, any employee at any time after the Closing Date, although such action may result in liability for the Purchaser under this Section 10.02(d).

     (e) As of the Closing Date, the Purchaser shall offer and/or provide group health plan coverage, to the extent required of Star Management or the Purchaser by the group health plan continuation coverage requirements of section 4980B of the Code and sections 601 through 608 of ERISA ("continuation coverage"), to each individual who (i) is covered by Star Management's group health plan as of the Closing Date, loses coverage under Star Management's group health plan on account of the transactions contemplated by this Agreement, and does not become an employee of the Purchaser, (ii) is an eligible dependent of an individual described in (i) above covered by Star Management's group health plan as of the Closing Date, (iii) is receiving, as of the Closing Date, continuation coverage under Star Management's group health plan, or (iv) is entitled to elect, as of the Closing Date, continuation coverage under Star Management's group health plan.

     (f) (i) No Star Company nor any of their respective ERISA Affiliates has any obligation to contribute to a Multiemployer Plan except as set forth on
Schedule 3.17 (the "Sellers Multiemployer Plans").
         ----

          (ii) The Purchaser and the Sellers intend to comply with Section 4204 of ERISA so as to prevent Star Management from incurring at the Closing Date a complete or partial withdrawal in respect of the Sellers Multiemployer Plans determined as if the Purchaser is the "purchaser" referred to in such Section 4204 as follows:

               (A) For the first plan year of each Sellers Multiemployer Plans commencing after the Closing, and for each of the succeeding four plan years for each plan year for each plan, the Purchaser shall assume the obligation to contribute to each such plan with respect to operations conducted with the business assets acquired from Star Management for substantially the same number of contribution base units (as defined in Section 4001(a)(11) if ERISA) for which Star Management had an obligation to contribute to such plan;

               (B) Prior to each Sellers Multiemployer Plan's first plan year beginning after the Closing, the Purchaser shall apply to such plan for a variance from the requirement of Section 4204(a)(1)(B) of ERISA that a bond be obtained or an amount be held in escrow and provided in such Section. In the event any such plan determines that the request does not qualify for a variance, the Purchaser shall obtain any required bond or establish any required escrow within thirty (30) days after the date on which it receives notice of such plan's decision, and shall maintain such bond or escrow until the earliest of:

               (i)    the date a variance is obtained from such plan;

               (ii) the date a variance or exception is obtained from the Pension Benefit Guaranty Corporation; or

               (iii) the last day of the fifth plan year commencing after the Closing;

          which bond or escrow shall be paid to such plan if the Purchaser withdraws therefrom or fails to make a contribution to such plan when due at any time during the first five plan years of such plan commencing after the Closing. To the extent the Purchaser is unable to obtain any variance as set forth above, the Purchaser shall be responsible for the cost of any bond or escrow or other security required of the Purchaser under Section 4204 of ERISA.

               (C) In order to comply with subsection (a)(1)(C) of Section 4204 of ERISA, if the Purchaser withdraws in a complete or partial withdrawal from any Sellers Multiemployer Plan with respect to which the Purchaser has assumed an obligation to contribute pursuant to this Agreement and such withdrawal or partial withdrawal occurs during the first five plan years commencing with the first plan year after the Closing, Star Management shall be secondarily liable for any withdrawal liability it would have had to such plan on the Closing Date under Title IV of ERISA. The Purchaser agrees to provide Star Management with reasonable advance notice or its anticipated failure to pay any withdrawal liability and to furnish Star Management promptly with a copy of any notice of withdrawal liability it may receive with respect to such plan.

          (iii) As soon as practicable after the execution of this Agreement, Star Management shall request in writing that the plan sponsor of each Sellers Multiemployer Plan provide Star Management with an estimate of Star Management's potential withdrawal liability to such plan as of the date of this Agreement, and the Purchaser shall reimburse Star Management for the amount, if any, Star Management is required to pay for such estimates.

          (iv) Purchaser shall indemnify and hold harmless the Sellers and the Shareholders against any loss, liabilities, claims, damages and expenses arising out of the secondary liability assumed by Star Management under
     Section 10.02(f)(ii)(C).

     (g) Neither the Sellers nor any Star Company will take, or permit any of their respective Affiliates to take, any action which would impede, hinder, interfere or otherwise compete with the Purchaser's effort to hire the Retained Employees as contemplated above.

     (h) Nothing contained herein shall obligate the Purchaser to adopt or continue any particular employee benefit plan, or to continue to provide any particular level of benefits, after the Closing Date. The Purchaser shall indemnify and hold harmless the Sellers and the Shareholders against any liability or claim arising out of any changes in or terminations of such plans on and after the Closing Date, or otherwise arising with respect to the terms and conditions of employment of any Retained Employee or other employees of the Purchaser after the Closing Date.

     (i) The Sellers and the Shareholders hereby, jointly and severally, indemnify the Purchaser and Management Sub and their respective Affiliates against any liability of the Sellers arising under ERISA or the provisions of the Code relating to employee benefit plans solely on account of the relationship of an entity to the Sellers under Code section 414.

     (j) No provision of this Section 10.02 shall create any third party beneficiary rights in any employee or former employee of the Sellers, the Purchaser, the Management Sub or any other Person (including any beneficiary or dependent thereof).

     (k) Except as expressly assumed by the Purchaser in Sections 10.02(b), (c),
(d), (f) and (h) the Sellers shall retain, and the Purchaser shall not be liable for, (i) all obligations and liabilities under all Employee Plans and otherwise in respect of any employee, prior employee or independent contractor (including any beneficiary or dependent thereof) of the Sellers or any Star Company and
(ii) all liabilities and obligations arising under any workers' compensation arrangement to the extent such liability or obligation relates to events occurring (whether or not reported) during the period prior to the Closing Date. For purposes of this Section, a claim shall be deemed to be incurred when (A) with respect to medical or dental benefits, the medical or dental services giving rise to such claim are performed and ( B) with respect to life, accident or disability benefits, when the event giving rise to such claim occurs.

     (l) The Purchaser shall have no liability or obligation arising out of or related to any Multiemployer Plan which is not listed in Schedule 3.17 or under
                                                                  ----
any Multiemployer Plan listed on Schedule 3.17 other than those related to the
                                          ----
operation of the Hotels.

     SECTION 10.03.       RETENTION OF RECORDS.  After the Closing, the Sellers
                          --------------------
and the Shareholders shall, upon reasonable notice to the Purchaser, have reasonable access during usual business hours to the books and records of the Sellers for periods prior to the Closing Date delivered to it hereunder for all reasonable business and tax purposes and may make copies or extracts from such books and records for such purposes. The Purchaser agrees to retain such books and records for at least three years after the Closing Date or later upon request from the Sellers until final completion of all Internal Revenue Service and state tax audits relating to any business, sales, revenues or income of the Sellers with respect to tax periods preceding or including the Closing Date; provided, however, that if the Purchaser shall, after the first year following the Closing Date, propose to destroy or dispose of any such books and records, it shall first so advise the Sellers and, if any Seller objects in writing to such destruction or disposition, shall either continue to preserve such books and records for the requisite period or shall deliver to the Sellers, at the expense of the Sellers, such books and records as were proposed to be destroyed or disposed of.

     SECTION 10.04.    CERTAIN HOTELS.  If, prior to the Closing, the Lessor
                       --------------
with respect to any of the Hotels listed in Schedule 10.04 sells or otherwise
                                                     -----
disposes of any such Hotel and, as a result, the related Hotel Lease and any related Hotel Management Agreement or Third Party Hotel Management Agreement is terminated, such Contracts shall automatically be removed from Schedule 3.07(a) or (b) as the case may be effective as of the date of this Agreement.

     SECTION 10.05.     TAX RETURNS.  The Purchaser will file the final tax
                        -----------
returns of Star Leasing and Star Sub L.P. that ends on the Closing Date as a result of the termination of such partnership(s) pursuant to Section 708(b)(1) of the Code subject to the approval of the Sellers which approval shall not be unreasonably delayed or withheld.


                                   ARTICLE  XI

                                  TERMINATION

     SECTION 11.01.      TERMINATION.  This Agreement may be terminated at any
                         -----------
time prior to the Closing Date:

          (a) by mutual written consent of the Purchaser and Sellers;

          (b) by either the Purchaser or the Sellers if the Closing has not occurred on or before October 31, 1998 (the "Termination Date"); provided, however, this provision shall not be available to a party who fails or refuses to consummate the transactions contemplated hereby or to take any other action necessary to consummate such transactions in breach of such party's obligations under this Agreement;

          (c) by the Purchaser (i) if there has been a material violation or breach by a Shareholder or a Seller of any agreement, representation or warranty contained in this Agreement and such violation, breach or condition has not been waived by the Purchaser; provided that in the case of a violation or breach which may be cured or remedied, the Purchaser shall have provided the Sellers written notice describing the same and such violation or breach shall not have been cured or remedied within 20 days of such notice or (ii) if the satisfaction of any condition to the obligations of the Purchaser hereunder becomes impossible or shall not occur on or prior to the Termination Date; or

          (d) by the Sellers (i) if there has been a material violation or breach by the Purchaser of any agreement, representation or warranty contained in this Agreement and such violation, breach or condition has not been waived by the Sellers; provided that in the case of a violation or breach which may be cured or remedied, the Sellers shall have provided the Purchaser written notice describing the same and such violation or breach shall not have been cured or remedied within 20 days of such notice or (ii) if the satisfaction of any condition to the obligations of the Sellers hereunder becomes impossible or shall not occur on or prior to the Termination Date.

     SECTION 11.02. NO WAIVER.  No termination pursuant to Section 11.01 shall
                    ---------
be deemed to constitute a release or waiver by any party of any claim against another party hereto based on any breach by such party of its agreements, representations and warranties contained in this Agreement.


                                  ARTICLE XII

                                INDEMNIFICATION

     SECTION 12.01. BY THE SELLERS.  The Sellers, jointly and severally, agree
                    --------------
to indemnify and hold harmless the Purchaser, Parent Corp. and, from and after the Closing, if any, Star Leasing and Star Sub L.P., and their respective Affiliates, and their respective shareholders, partners, directors, officers, employees, agents, successors and assigns (each an "indemnified person") from and against, and to reimburse any such indemnified person when incurred with respect to, any and all Losses incurred by such indemnified person by reason of or arising out of or in connection with (i) the breach of any representation or warranty made by or on behalf of any Seller contained in this Agreement or any other Seller Document or any exhibit hereto or thereto or in any Schedule or certificate furnished or to be furnished to the Purchaser pursuant to or in connection with this Agreement, a Seller Document or any of the transactions hereby contemplated; (ii) the failure of any Seller to perform any agreement required by this Agreement or any Seller Document to be performed by such Person; (iii) the allegation by any third party of the existence of any state of facts which if it existed would constitute a breach of any representation or warranty made by or on behalf of any Seller contained in this Agreement or any other Seller Document or any exhibit hereto or thereto or in any Schedule or certificate furnished or to be furnished to the Purchaser pursuant to or in connection with this Agreement, a Seller Document or any of the transactions hereby contemplated; and (iv) any Excluded Liability which such indemnified person may be liable to pay, perform or discharge.

     Each indemnified person agrees to give prompt notice to the Sellers of any claim by any third party for which such indemnified party may request indemnification under this Section 12.01 (except any failure or delay to give such notice shall not relieve any Seller of its obligations hereunder unless and only to the extent, if at all, that any such Person has been irrevocably prejudiced directly by reason of such failure or delay).

     If (a) any such third party claim shall be a claim solely for monetary damages, (b) the entire amount of such claim shall not be subject to the limitations on indemnification set forth in Section 12.03 hereof, and (c) the Sellers shall agree in writing within ten business days after receipt of notice of such claim that they are required, pursuant to this Section 12.01, to indemnify for the full amount of such claim, then the Sellers shall be entitled to control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at their own cost and expense, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise and each indemnified person shall have the right to participate in the contest, defense, settlement or compromise of any such claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that, the Sellers shall not settle or compromise any such claim without the prior written consent of the indemnified persons, unless the sole relief provided is monetary damages that are paid in full by the Sellers.

     If such claim shall not be solely a claim for monetary damages and/or such claim shall be subject, in whole or in part, to the limitations on indemnification set forth in Section 12.03, but the Sellers shall agree in writing within ten business days after receipt of notice of such claim that they are required, pursuant to this Section 12.01 (but subject to the limitations set forth in Section 12.03), to indemnify each indemnified person for the full amount of such claim, then the contest, defense, settlement and compromise of such claim shall be controlled jointly by the Sellers, on the one hand, and the indemnified persons, on the other hand (and any counsel engaged in connection therewith shall be acceptable to both such groups), at the cost and expense of the Sellers, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise, and such claim shall not be settled or compromised unless the indemnified persons, on the one hand, and the Sellers, on the other hand, jointly approve such settlement or compromise.

     If such claim shall not be a claim for monetary damages or the Sellers do not agree in writing within ten business days after receipt of notice of such claim that the Sellers are required, pursuant to this Section 12.01, to indemnify the indemnified persons for the full amount of such claim, then the indemnified persons shall control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at the Sellers' cost and expense, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise, and the Sellers shall have the right to participate in the contest, defense, settlement or compromise of any such claim at their own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that the indemnified persons shall diligently defend any such claim and shall not settle or compromise any such claim without the prior written consent of the Sellers, which consent shall not be unreasonably withheld.

     Notwithstanding the foregoing, the right of the Sellers (i) to control any contest or defense or (ii) to require that the indemnified persons diligently defend any claim or obtain the consent of the Sellers to any settlement or compromise of any claim shall be conditioned upon the Sellers providing to such indemnified persons evidence satisfactory to such indemnified persons of the financial ability of the Sellers to satisfy such claim.

     SECTION 12.02. BY THE PURCHASER.   The Purchaser agrees to indemnify and
                    ----------------
hold harmless the Sellers and their respective Affiliates, and their respective shareholders, partners, directors, officers, employees, agents, successors and assigns (each an "indemnified person") from and against, and to reimburse any such indemnified person when incurred with respect to, any and all Losses incurred by such indemnified person by reason of or arising out of or in connection with (i) the breach of any representation or warranty made by or on behalf of the Purchaser contained in this Agreement or any other Purchaser Document or any exhibit hereto or thereto or in any Schedule or certificate furnished or to be furnished to the Sellers pursuant to or in connection with this Agreement, a Purchaser Document or any of the transactions hereby contemplated, (ii) the failure of the Purchaser to perform any agreement required by this Agreement or any Purchaser Document to be performed by it,
(iii) the allegation by any third party of the existence of any or state of facts which if it existed would constitute a breach of any representation or warranty made by or on behalf of the Purchaser contained in this Agreement or any other Purchaser Document or any exhibit hereto or thereto or in any Schedule or certificate furnished or to be furnished to the Sellers pursuant to or in connection with this Agreement, a Purchaser Document or any of the transactions hereby contemplated, and (iv) any Assumed Liability which such indemnified person is required to pay, perform or discharge.

     Each indemnified person agrees to give prompt notice to the Purchaser of any claim by any third party for which such indemnified party may request indemnification under this Section 12.02 (except any failure or delay to give such notice shall not relieve the Purchaser of its obligations hereunder unless and only to the extent, if at all, that the Purchaser has been irrevocably prejudiced directly by reason of such failure or delay).

     If (a) any such third party claim shall be a claim solely for monetary damages, (b) the entire amount of such claim shall not be subject to the limitations on indemnification set forth in Section 12.03 hereof, and (c) the Purchaser shall agree in writing within ten business days after receipt of notice of such claim that it is required, pursuant to this Section 12.02, to indemnify for the full amount of such claim, then the Purchaser shall be entitled to control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at its own cost and expense, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise and each indemnified person shall have the right to participate in the contest, defense, settlement or compromise of any such claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that, the Purchaser shall not settle or compromise any such claim without the prior written consent of the indemnified persons, unless the sole relief provided is monetary damages that are paid in full by the Purchaser.

     If such claim shall not be solely a claim for monetary damages and/or such claim shall be subject, in whole or in part, to the limitations on indemnification set forth in Section 12.03, but the Purchaser shall agree in writing within ten business days after receipt of notice of such claim that it is required, pursuant to this Section 12.02 (but subject to the limitations set forth in Section 12.03), to indemnify each indemnified person for the full amount of such claim, then the contest, defense, settlement and compromise of such claim shall be controlled jointly by the Purchaser, on the one hand, and the indemnified persons, on the other hand (and any counsel engaged in connection therewith shall be acceptable to both such groups), at the cost and expense of the Purchaser, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise, and such claim shall not be settled or compromised unless the indemnified persons, on the one hand, and the Purchaser, on the other hand, jointly approve such settlement or compromise.

     If such claim shall not be a claim for monetary damages or the Purchaser does not agree in writing within ten business days after receipt of notice of such claim that it is required, pursuant to this Section 12.02, to indemnify the indemnified persons for the full amount of such claim, then the indemnified persons shall control the contest, defense, settlement or compromise of any such claim (including the engagement of counsel in connection therewith), at the Purchaser's cost and expense, including the cost and expense of attorneys' fees in connection with such contest, defense, settlement or compromise, and the Purchaser shall have the right to participate in the contest, defense, settlement or compromise of any such claim at their own cost and expense, including the cost and expense of attorneys' fees in connection with such participation; provided, however, that the indemnified persons shall diligently defend any such claim and shall not settle or compromise any such claim without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

     SECTION 12.03.         LIMITATIONS ON INDEMNIFICATION.  Except as set forth
                            ------------------------------
in the proviso to this Section, neither the Sellers, on the one hand, nor the Purchaser, on the other hand, shall be required to pay any amounts pursuant to clause (i) or (iii) of Section 12.01, or pursuant to clause (i) or (iii) of
Section 12.02 hereof (as the case may be) unless and until the aggregate of all Losses (other than those hereinafter referred to in the proviso to this sentence) incurred by all persons indemnified by such indemnifying parties under such clauses exceeds $500,000, in which event such indemnifying parties shall be liable, dollar-for-dollar, for the full amount of such Losses in excess of $500,000; provided that, notwithstanding the foregoing, the Sellers shall in all
          -------- ----
events be obligated to indemnify on a dollar-for-dollar basis from and against all Losses arising out of or in connection with the breach or alleged breach of the representations and warranties made in Sections 3.01, 3.02(a), (b),
(c)(i)(A) and (c)(i)(B), 3.04(a), 3.05,  3.20 and 3.21, and the first two sentences of Section 3.02(c) (or Section 3.22 as such Section relates to any of the foregoing Sections) and in any certificate delivered pursuant to Section 7.14, and the Purchaser shall be obligated to indemnify on a dollar-for-dollar basis from and against all Losses arising out of or in connection with the breach or alleged breach of the representations and warranties made in Sections 4.01, 4.02(a) and (b)(i), 4.04 and 4.05 and the first three sentences of Section 4.02(b); and provided, further, that with respect to any Losses for which a
             --------  -------
claim is made against the Sellers under Section 12.01(i) or (iii) (other than those arising out of or in connection with the breach or alleged breach of the representations and warranties made in Sections 3.01, 3.02(a), (b), (c)(i)(A), and (c)(i)(B), 3.04(a), 3.05, 3.20 and 3.21, and the first two sentences of
Section 3.02(c) (or Section 3.22 as such Section relates to any of the foregoing Sections) and in any certificate delivered pursuant to Section 7.14) in no event shall the aggregate amount required to be paid by the Sellers exceed $3,000,000, for all such claims for indemnity brought prior to the Stipulated Date (the "Stipulated Date Payments"), and the lesser of (Y) $1,000,000 and (Z) $3,000,0000 minus the amount of the Stipulated Date Payments for all such claims for indemnification made after the Stipulation Date.

     SECTION 12.04. ESCROW.   In any instance in which the Purchaser has a claim
                    ------
for indemnity under this Article XII, the Purchaser agrees that it will make a demand and a reasonable effort under the circumstances (which shall not require the Purchaser to institute any suit or other action) to collect such claim as against the funds, if any, then held under the Escrow Agreement prior to making any claim as against any individual Shareholder with respect to such claim.


                                  ARTICLE XIII

                                 MISCELLANEOUS

     SECTION 13.01. SURVIVAL.  All statements, certifications, indemnifications,
                    --------
representations and warranties made hereby by the parties to this Agreement, and their respective covenants, agreements and obligations to be performed pursuant to the terms hereof, shall survive the Closing, notwithstanding any examination by or on behalf of any party hereto, notwithstanding any notice of a breach or of a failure to perform not waived in writing and notwithstanding the consummation of the transactions hereby contemplated with knowledge of such breach or failure, and (except with respect to those made in Sections 3.01, 3.02(a), (b), (c)(i)(A) and (c)(i)(B), 3.04(a), 3.20 and 3.21, and the first two sentences of Section 3.02(c) (or Section 3.22 as such Section relates to any of the foregoing Sections), Sections 4.01, 4.02(a) and (b)(i), 4.04 and 4.05 and the first three sentences of Section 4.02(b)and in any certificate delivered pursuant to Section 7.14, which shall survive without limitation, and those contained in Section 3.05, which shall survive until the expiration of the statute of limitations on the tax matters discussed therein) the representations and warranties made hereby by the parties shall terminate on the first anniversary of the Closing Date, except to the extent a party gives written notice to the other parties of any breach thereof on or before such date, and then only with respect to the matters described in such notice; provided, however, that nothing herein contained shall modify or be construed to modify in any respect whatsoever any covenant, agreement or obligation to be performed by any party pursuant to the provisions of this Agreement.

     SECTION 13.02. NOTICES.  Any notice, communication, request, reply or
                    -------
advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice shall be given or served by personal delivery, by delivery by nationally-recognized overnight courier, or by facsimile transmission, if applicable. Notice by personal delivery shall be effective on the business day delivered. Notice by overnight courier shall be effective one business day after deposit with the courier service. Notice given by facsimile transmission shall be effective on the business date delivered. For the purposes of Notice, the addresses of the parties shall be:

     Any Seller:
               As set forth on Schedule 13.02

     with copy to:
               Robinson Silverman Pearce
                    Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, N.Y. 10104
               Fax No.: (212) 541-4630
               Attn: Alan S. Pearce, Esq.

     Purchaser:
               1010 Wisconsin Avenue, N.W.
               Washington, D.C.  20007
               Fax No.: 202-965-4445
               Attn: Mr. Paul W. Whetsell

     with copy to:
               DeCampo, Diamond & Ash
               805 Third Avenue
               New York, New York  10022
               Fax No.: 212-758-1728
               Attn: William H. Diamond, Esq.

The parties shall have the right from time to time to change their respective addresses for notice by at least five days' written notice to the other party.

     SECTION 13.03. ENTIRE AGREEMENT; AMENDMENT.  All prior or contemporaneous
                    ---------------------------
agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, as to the subject matter hereof, are merged into this Agreement, the Purchaser Documents and the Seller Documents which shall constitute the entire agreement among such Persons with respect to the matters contained therein. No waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged.

     SECTION 13.04. GOVERNING LAW.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of New York applicable to contracts made and wholly performed in such state by residents thereof without giving effect to the conflict of laws principles thereof.

     SECTION 13.05. ASSIGNMENT.  This Agreement shall be binding upon and inure
                    ----------
to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned to any third party except that this Agreement and the Purchaser's rights hereunder may be assigned, in whole or in part, by the Purchaser to one or more of its Affiliates, including, without limitation, the Management Sub. The Purchaser shall remain fully and primarily liable for the performance by any assignee of any obligation of the Purchaser hereunder. Any purported assignment in violation of this
Section 13.05 shall be void.

     SECTION 13.06. PUBLICITY.   The Purchaser and the Sellers shall consult
                    ---------
with one another before issuing any press release or public announcement or announcement to their respective employees generally about the transactions contemplated by this Agreement. Except as may be required by applicable law, no party shall issue any press release or other public announcement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     SECTION 13.07. TRANSFER TAXES.  Any taxes in the nature of sales or
                    --------------
transfer taxes, documentary stamps or similar taxes payable on the sale or transfer of all or any portion of the assets, properties or business being transferred under or pursuant to this Agreement shall be paid fifty (50%) per cent by the Shareholders and the Sellers and fifty (50%) per cent by the Purchaser.

     SECTION 13.08. LEGAL FEES.  In the event of any litigation or arbitration
                    ----------
concerning the interpretation, application or enforcement of this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to all other remedies to which the prevailing party is entitled, all court costs and all fees and expenses of attorneys and expert witnesses incurred by the prevailing party.

     SECTION 13.09. COUNTERPARTS.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

     SECTION 13.10. CAPTIONS AND SECTIONS.  The captions appearing in this
                    ---------------------
Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of its provisions. All references to Sections, Articles, Exhibits and Schedules shall be deemed to refer to those of this Agreement unless otherwise specified.

     SECTION 13.11. THIRD PARTIES.  Except as specifically set forth in this
                    -------------
Agreement, other than the parties to this Agreement, no person shall have any rights under or to enforce any provisions of this Agreement.

     SECTION 13.12. SPECIFIC PERFORMANCE.  The parties acknowledge and agree
                    --------------------
that the breach of certain provisions of this Agreement could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce such provisions and waive any claim or defense that there is an adequate remedy at law for breaches of such provisions.

     SECTION 13.13. BULK TRANSFERS.  The parties acknowledge that the parties
                    --------------
hereto will not comply with the bulk transfer laws of any jurisdiction, in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the day and year first above written.

                              AGHL GP, INC.


                              By:__________________________
                                    Name:
                                    Title:


                              _______________________________
                                  CAROL CARRINGTON SHAW


                              _______________________________
                                      KENNETH E. BARR


                              _______________________________
                                      STEVEN D. JORNS


                              _______________________________
                                      KENNETH W. SHAW


                              _______________________________
                                      LEWIS W. SHAW, II


                              _______________________________
                                      JAMES E. SOWELL


                              _______________________________
                                      BRUCE G. WILES


                              AMERICAN GENERAL HOSPITALITY, INC.



                              By:__________________________
                                 Name:
                                 Title:

                              CMC OPERATING PARTNERSHIP, L.P.

                              By:   CMC OPERATING COMPANY,
                                    general partner

                                    By:______________________________
                                       Name:
                                       Title: